Exhibit 10.64

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24th day of May, 2007, between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and SPALTUDAQ CORP., a Delaware corporation (“Tenant”).

Address:	1124 Columbia Street, Seattle, Washington

Premises:	The entire 3rd floor of the Building, containing approximately 24,346 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$31.07 per rentable square foot per year, subject to adjustment as provided in Section 4 hereof.

Rentable Area of Premises: 24,346 sq. ft.

Rentable Area of Project: 203,817 sq. ft.

Tenant’s Share of Operating Expenses: 11.95%

Security Deposit: $63,035.85	Target Commencement Date: May 21, 2007

Rent Commencement Date: The date that is 60 days after the Commencement Date.

Rent Adjustment Percentage: The greater of 3% or the CPI Adjustment Percentage not to exceed 6%.

Base Term:	Beginning on the Commencement Date and ending 60 months from the first day of the first full month following the Rent Commencement Date.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord’s Notice Address: 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address: 1124 Columbia Street, Suite 300 Seattle, Washington 98104 Attention: Russ Hawkinson

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C – WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F – TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G – REMOVABLE IMPROVEMENTS

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1.            Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s access to and use of the Premises for the Permitted Use.

2.            Delivery; Acceptance of Premises; Commencement Date.

(a)          If Landlord does not Deliver the Premises on or before the Target Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. “Delivery” or “Deliver” means Landlord’s delivery of the Premises to Tenant.

(b)          The “Commencement Date” shall be the date that Landlord Delivers the Premises to Tenant. Landlord shall Deliver the Premises to Tenant 1 business day after (i) the mutual execution and delivery of this Lease by the parties, and (ii) Tenant’s delivery to Landlord of certificates of insurance as required pursuant to Section 17 hereof and payment to Landlord of the first month’s Base Rent and the Security Deposit. The “Rent Commencement Date” shall be the later of (x) the date that is 60 days after the Commencement Date, or (y) the date of substantial completion of Landlord’s Work. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the “Rent Commencement Date” and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

(c)          Tenant acknowledges that following the Commencement Date, Landlord shall require access to the Premises in order to complete Landlord’s Work. Landlord and its contractors and agents shall have the right to enter the Premises to perform Landlord’s Work and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s performance of Landlord’s Work may adversely affect Tenant’s use and occupancy of the Premises. Tenant waives all claims against Landlord in connection with Landlord’s Work. “Landlord’s Work” means sealing the existing access opening between the Premises and the second floor of the Building in accordance with all applicable Legal Requirements (as defined in Section 7 hereof). Landlord’s Work shall be constructed at Landlord’s sole cost and expense.

(d)          If Landlord’s Work is not substantially completed within 120 days following the Commencement Date for any reason other than Force Majeure delays or delays caused by Tenant, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If neither Landlord nor Tenant elects to void this Lease within 10 business days of the lapse of such 120 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

(e)          Except as set forth in the Work Letter, if applicable, and subject to completion of Landlord’s Work: (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises except for defects arising from the failure of Landlord’s Work to comply with applicable Legal Requirements; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

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(f)          Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

(g)          Upon Tenant’s written request, within 90 days following the Rent Commencement Date, Landlord shall, as Tenant’s sole cost and expense, measure the rentable square footage of the Project and the Premises. Such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). If the actual square footage of the Premises and/or the Project deviates from the amount specified in the definitions of “Premises”, “Rentable Area of Premises” and “Rentable Area of Project” on page 1 of this Lease, then, promptly following such measurement, this Lease shall be amended so as to (i) reflect the actual square footage thereof in the definitions of “Premises”, “Rentable Area of Premises” and “Rentable Area of Project”, and (ii) appropriately adjust the amount set forth in the definition of “Tenant’s Share of Operating Expenses” which was calculated based on the estimated square footage of the Premises and the Project.

3.            Rent.

(a)          Base Rent. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease. Notwithstanding the amount set forth as Base Rent on page 1 of this Lease, for the first 12 months after the Rent Commencement Date, Tenant shall only be required to pay Base Rent in the amount of $51,783.33 per month.

(b)          Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.            Base Rent Adjustments.

(a)          Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant an additional tenant improvement allowance (“Additional TI Allowance”) for the construction of the Tenant Improvements (as defined in the Work Letter) in the Premises of up to $300,000.00. Base Rent shall be increased by the amount necessary to fully amortize the portion of the Additional TI Allowance funded by Landlord pursuant to Section 5 of the Work Letter in equal payments with interest at a rate of 10% per annum over the period from the Rent Commencement Date to the scheduled expiration date of the Base Term. The Additional TI Allowance shall only be available for use by Tenant as part of the construction of the initial Tenant Improvements and Tenant shall have no right thereafter to use any undisbursed portion thereof.

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(b)          Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Rent Commencement Date during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease, less (ii) 100%. “Index” means the “Consumer Price Index-All Urban Consumers-Seattle, Tacoma, Bremerton WA Area, All items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 15 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent; provided that Tenant shall not have any liability for late payment of the increase in the Base Rent until such notice is delivered to Tenant.

5.           Operating Expense Payments.

(a)          Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date and thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

(b)          The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(i)          the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(ii)         capital expenditures for expansion of the Project;

(iii)        interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(iv)         depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(v)          advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

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(vi)         legal and other expenses incurred in the negotiation or enforcement of leases;

(vii)        completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(viii)      costs of utilities outside normal business hours sold to tenants of the Project;

(ix)         costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(x)          salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(xi)         general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(xii)        costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xiii)      costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(xiv)        penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(xv)         overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xvi)        costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(xvii)      costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(xviii)     costs incurred in the sale or refinancing of the Project;

(xix)        net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(xx)         capital expenditures required solely as a result of Landlord’s failure to comply with Legal Requirements in effect before the Commencement Date;

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(xxi)        costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is actually reimbursed by insurance proceeds;

(xxii)      electric power costs for which any tenant directly contracts with the local public service company;

(xxiii)     costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the Commencement Date;

(xxiv)      costs incurred in connection with environmental clean up, response action or remediation on, in or under or about the Project, to the extent related to known conditions existing in, on or under or about the Project on or before the Commencement Date;

(xxv)        costs arising from latent defects in the original construction of the Project prior to the date of this Lease in all or any portion of the structural, exterior, parking and other Common Areas, including any Building Systems;

(xxvi)      costs incurred by Landlord in providing entertainment (including but not limited to musical performances, exhibits, contests, meals, etc.) where such entertainment is not specifically related to promotion or advertising;

(xxvii)     rental concessions or lease buyouts;

(xxviii)    expenses incurred in relocating tenants in the Building;

(xxix)      the cost of installing, operating and maintaining any specialty service or special facility such as a health club (not including locker rooms), cafeteria or dining facility; and

(xxx)        any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (i) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (ii) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord,

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The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shelf contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. if, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Operating Expense Obligation, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Operating Expense Obligation, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Tenant’s estimated Operating Expense Obligation for the calendar year in question exceeded Tenant’s actual Operating Expense Obligation for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of Tenant’s estimated Operating Expense Obligation or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Tenant’s Operating Expense Obligation for such calendar year were less than Tenant’s actual Operating Expense Obligation for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. if the Independent Review shows that Tenant has overpaid with respect to Tenant’s Operating Expense Obligation by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.           Security Deposit.

(a)          Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord Is entitled to draw thereunder, (iv) Issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. if Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 business days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

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(b)          If Landlord transfers its interest in the Project or this Lease, Landlord shall either (i) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (ii) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.            Use.

(a)          The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 10 business days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar Legal Requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord acknowledges that Tenant intends to install an irradiator in the Premises, the weight of which will exceed 500 pounds and will require movement through Common Areas, and Landlord consents thereto, subject to (i) the delivery to Landlord of a report prepared by a structural engineer reasonably acceptable to Landlord confirming that the installation of the irradiator within the Premises will not adversely affect the structural integrity of the floor, and (ii) coordination of the move and installation with Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

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(b)          Tenant shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises, at Tenant’s sole expense. Notwithstanding anything to the contrary contained herein, Landlord shall be responsible, subject to reimbursement as part of Operating Expenses, for making (i) all improvements and alterations to the Project (outside of the Premises) which are required to cause the same to comply with all present and future Legal Requirements, and (ii) structural improvements or alterations to the Project (including the Premises) which are required to cause the same to comply with all present and future Legal Requirements, unless in either clause (i) or (ii) such improvements or alterations are required by virtue of Tenant’s particular manner of use of the Premises or are required as a result of improvements, alterations or modifications made by Tenant.

(c)          Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims arising out of or In connection with Tenant’s failure to meet Tenant’s obligations under this Lease to comply with Legal Requirements. As used herein, “Claims” shall mean any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit).

8.            Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in such written consent, (i) such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, which shall not exceed 150% of Rent in effect during the last 30 days of the Term, and (iv) all other payments shall continue under the terms of this Lease, If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (b) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.            Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) Imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes or business and occupation taxes imposed on Landlord unless such net income taxes or business and occupation taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. if any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord Immediately upon demand.

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10.         Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project, to park in those areas designated for non-reserved parking on the surface parking lots owned by Landlord and located at the southwest and northwest corners of Boren Avenue and James Street, subject in each case to Landlord’s reasonable rules and regulations. Tenant acknowledges that the parking ratio is currently approximately 0.75 spaces per 1,000 rentable square feet of the Premises. if Landlord notifies Tenant from time to time during the Term that additional parking spaces (“Additional Spaces”) are available and Landlord is willing (without any obligation to do so) to lease the same to Tenant, Tenant shall have the right, within 5 business days after delivery of Landlord’s written notice to Tenant, to lease such Additional Spaces from Landlord. If Tenant does not elect to lease such Additional Spaces within such 5 business day period, Tenant shall be deemed to have waived its right to lease Additional Spaces until such time, if at all, that Landlord delivers a subsequent written notice to Tenant that Additional Spaces are available for lease by Tenant. Landlord shall, at any time and from time to time, have the right to recapture any Additional Spaces leased by Tenant.

Tenant’s parking rights shall be subject to the payment by Tenant to Landlord, commencing on the Commencement Date, of Landlord’s then current charge for parking. Landlord’s current charge is $110 per parking space per month. Commencing on the first anniversary of the Commencement Date and on each anniversary thereafter (each, a “Parking Charge Adjustment Date”), the parking charges provided for in the preceding sentence (“Parking Charges”) shall be increased by multiplying the Parking Charges payable immediately before such Parking Charge Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Parking Charges payable immediately before such Parking Charge Adjustment Date. The Parking Charges, as so adjusted, shall thereafter be due as provided herein. Landlord shall give Tenant written notice indicating the Parking Charges, as adjusted pursuant to this Section 10, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Parking Charges by Tenant within 15 business days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Parking Charges. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

11.         Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. Upon Tenant’s written request, Landlord shall provide Tenant with evidence of the amounts of such jointly metered Utilities and the manner in which Landlord determined Tenant’s Share thereof. No Interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be solely responsible for contracting and paying for its own in-suite janitorial services. Utilities shall be available to Tenant for use and occupancy of the Premises at any and all times, 24 hours per day, 7 days per week (including without limitation on nights, weekends and holidays), subject to the failure of any Utility provider to provide such Utilities, the performance by Landlord or any Utility provider of any installation, maintenance or repairs, or any other temporary interruptions.

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12.         Alterations and Tenant’s Property.

(a)          Except as otherwise expressly provided in this Lease or the Work Letter, any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems. If Landlord approves any Alterations, Landlord may impose reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations provided, however, that Landlord will not be acting unreasonably if Landlord disapproves removal or material alteration of laboratory improvements. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with Insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision, Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

(b)          Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

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(c)          Except for Tenant’s Property (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such installation In accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. Tenant shall not be required to remove any wires, cables or similar equipment not installed by Tenant. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’ Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

(d)          For purposes of this Lease, (i) “Tenant’s Property” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future and other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (ii) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-In plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13.         Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, Which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant not less than 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section (or with respect to any emergency, oral notice followed immediately by written notice), after which Landlord shall make a commercially reasonable effort to effect such repair within a reasonable period. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Notwithstanding the foregoing, Tenant shall have the self-help rights specifically provided for in Section 31(b) hereof. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

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14.         Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain i all portions of the Premises in the condition received including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, unless such repair, replacement or maintenance is required due to the willful misconduct or gross negligence of Landlord or a Landlord Party (as defined In Section 17(b) hereof). Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.         Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 20 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office :equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.         Indemnification.

(a)          Indemnification by Tenant. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

(b)          Indemnification by Landlord. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring in or about the Project outside of the Premises caused solely by the willful misconduct or gross negligence of Landlord or a Landlord Party.

17.         Insurance.

(a)          Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

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(b)          Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all personal property and trade fixtures installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VIII in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a contractual liability endorsement; contain coverage for smoke from a hostile fire; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if required by any lender of Landlord holding a security interest in the Project or any portion thereof), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates.

(c)          In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

(d)          The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

(e)          Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to reasonable levels then being generally required of new tenants within the Project.

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18.         Restoration.

(a)          lf, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty (“Casualty”), Landlord shall notify Tenant within 60 days after discovery of such Casualty as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available to Landlord for such restoration.

(b)          In the event of a Casualty to the Premises, subject to Landlord’s restoration obligations under Section 18(a) hereof, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Materials Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.

(c)          In the event of a Casualty to the Premises, Rent shall be abated from the later of (i) the date all required Hazardous Material Clearances, if any, are obtained, or (ii) the date of such Casualty, until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

(d)          The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

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19.         Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would (i) in Landlord’s reasonable judgment materially interfere with or impair Landlord’s ownership or operation of the Project, or (ii) in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant, as applicable, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project. This Section 19 shall govern Landlord’s and Tenant’s rights to terminate this Lease upon any Taking of the Premises or the Project.

20.         Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)          Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due.

(b)          Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance and to provide satisfactory evidence to Landlord thereof before the expiration of the current coverage.

(c)          Abandonment. Tenant shall abandon the Premises.

(d)          Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)          Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after any such lien is filed against the Premises.

(f)          Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (iii) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (iv) be dissolved or otherwise fail to maintain its legal existence.

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(g)          Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)          Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant. Any notice given under this Section 20(h) shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that if Tenant has not cured the default within 45 days from the date of Landlord’s notice, Tenant shall deliver a written status report to Landlord every week thereafter until Tenant’s default has been cured detailing Tenant’s continuing efforts to cure the default. Tenant’s failure to deliver such status report(s) to Landlord as provided for in the preceding sentence shall constitute a default under this Lease.

21.         Landlord’s Remedies.

(a)          Payment by Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rats equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)          Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)          Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)          Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)         Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

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(A)         The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)         The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)         The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)         Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)         At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(iii)        Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)         Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)          Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(vi)         The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

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(d)          Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce Its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.         Assignment and Subletting.

(a)          General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)          Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 10 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice. Notwithstanding the foregoing, Landlord consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

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(c)          Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)          That any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)         A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlords sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

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(d)          No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or Incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)          No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)          Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.         Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid In advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.         Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at ail times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.         Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

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26.         Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and the provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.         Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. If Tenant fails to execute, acknowledge and deliver any such instrument within a reasonable time after requested by Landlord, Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such Instrument to be recorded. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.         Surrender.

(a)          Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties

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(b)          If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in Section 28(a).

(c)          Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.         Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.         Environmental Requirements.

(a)          Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought Into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be Withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

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(b)          Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any Hazardous Material not previously listed on Tenant’s Hazardous Materials List is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)          Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this Lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

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(d)          Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing for which Tenant is responsible under this Lease in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)          Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)          Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)          Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

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31.         Tenant’s Remedies/Limitation of Liability.

(a)          Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time In excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(b)          Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”) or there is an emergency within the Premises which poses an immediate threat of damage to property or injury to person (an “Emergency Situation”), Tenant shall, as soon as reasonably possible give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. If (x) any claimed Material Landlord Default is not a default by Landlord hereunder, (y) any Emergency Situation is not a matter which Landlord is responsible for under this Lease or (z) if Tenant failed to give Landlord notice promptly after learning of the conditions giving rise to the claimed Material Landlord Default or claimed Emergency Situation, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If (i) Landlord fails to commence cure of any claimed Material Landlord Default within 2 business days after notice thereof and diligently pursue the same until completion, or (ii) Tenant has notified or attempted to notify Landlord of the Emergency Situation and Landlord fails to commence cure of the same in a timely manner in light of the nature of the particular Emergency Situation, Tenant may commence and prosecute such cure to completion (so long as the prosecution of such cure affects only matters within the Premises and does not affect any portion of the Project outside the Premises including, without limitation, any Building Systems serving the Common Areas or any other tenant at the Project), and shall be entitled to promptly recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default or Emergency Situation, subject to the limitations set forth in this paragraph and the other provisions of this Lease.

(c)          All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.         Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Notwithstanding the foregoing, prospective purchasers and prospective tenants may be excluded by Tenant from those portions of the Premises designated by Tenant to Landlord as being restricted areas (“Restricted Areas”) unless such parties comply with Tenant’s written protocols with respect to such Restricted Areas and Tenant is present during any entries by such parties into Restricted Areas. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s written protocol with respect to entering Restricted Areas; provided, however, that a copy of the same has previously been provided to Landlord or the same is clearly posted outside of such Restricted Areas.

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33.         Security. Tenant acknowledges and agrees that security devices and services, if any, while Intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or Incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.         Force Majeure. Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35.         Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than The Staubach Company (which represents Tenant) and GVA Kidder Mathews (which represents Landlord). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.         Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

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37.         Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that In lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.         Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry identification on the main entrance to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Landlord, and shall be of a size, color and type reasonably acceptable to Landlord. Interior signs on doors other than the main entrance to the Premises shall be inscribed, painted or affixed by Tenant at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39.         Right to Expand.

(a)          Expansion in the Project. Tenant shall have the right, but not the obligation, to expand the Premises (the “Expansion Right”) to include any Available Space in the Project upon the terms and conditions in this Section. For purposes of this Section 39(a), “Available Space” shall mean any space on the 2nd Floor or the 4th Floor of the Project which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. If there is any Available Space in the Project, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of such Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Available Space. Tenant acknowledges and agrees that such terms and conditions shall include, without limitation, the following: (i) a requirement that Tenant exercise its Expansion Right with respect to no less than the entire Available Space described in the applicable Expansion Notice, and (ii) a requirement that the Term of this Lease be extended to expire concurrently with the term of the lease offered for the Available Space. Tenant shall have 20 days following delivery of the Expansion Notice (“Negotiation Period”) to Tenant to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right and to negotiate with Landlord enter into an amendment to this Lease setting forth the terms for the rental of the Available Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease (the “Lease Amendment”). Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease such Available Space upon such terms and conditions as Tenant and Landlord shall negotiate.

(b)          Amended Lease. If for any reason the Lease Amendment has not been fully executed and delivered by both parties prior to the expiration of the Negotiation Period, Tenant shall be deemed to have waived its right to lease such Available Space until such time as the Available Space has again been leased to a third party and, subsequently, becomes available for lease, if at all, during the Term, and Landlord shall be free to lease the Available Space to any third party upon any terms and conditions.

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(c)          Exceptions. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

(i)          during any period of time that Tenant is in Default under any provision of the Lease; or

(ii)         if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d)          Termination. The Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e)          Subordinate. Tenant’s rights in connection with the Expansion Right are and shall be subject to and subordinate to any expansion or extension rights granted in the Project to any other parties.

(f)          Rights Personal. Expansion Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(g)          No Extensions. The period of time within which any Expansion Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights.

40.         Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)          Extension Rights. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 3 years (an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior to the expiration of the Base Term of the Lease.

(i)          Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage.

(ii)         As used herein, “Market Rate” shall mean the then market rental rate for comparable office and laboratory facilities within the boundaries of Seattle’s First Hill, Denny Regrade and South Lake Union, as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of the Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

(iii)        If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required In this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

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(b)          Arbitration.

(i)          Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so appointed cannot agree on the appointment of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)         The determination of the Market Rate shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the initial year of the Extension Term.

(iii)        An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (a) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Seattle metropolitan area, or (b) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Seattle metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)          Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease,

(d)          Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i)          during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)         if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

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(e)          No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)          Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.         Intentionally Omitted.

42.         Termination Rights

(a)          If, at anytime prior to the 42nd month of the Term, Landlord, or any affiliate of Landlord, and Tenant have entered into a new lease agreement (“New Lease”) pursuant to which Tenant shall lease space comparable in size and quality to the Premises at another property in Seattle, Washington owned or operated by Landlord or its affiliate (“New Premises”) for a term comparable to the Term of this Lease and, otherwise, upon terms and conditions acceptable to Landlord, or its affiliate, and Tenant in their respective sole discretion, this Lease shall terminate as of the date (“New Lease Commencement Date”) that Tenant commences to pay base rent under the New Lease for the New Premises. Tenant acknowledges that nothing contained herein shall obligate Landlord in any way to enter into the New Lease nor shall anything contained herein be construed to grant to Tenant any option or right to lease any space at another property owned or operated by Landlord or its affiliate. If this Lease is terminated pursuant to this Section 42(a), then, upon the New Lease Commencement Date, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the New Lease Commencement Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the New Lease Commencement Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

(b)          Tenant shall have the right to terminate this Lease (“Early Termination Right”) any time after the 42nd month of the Base Term and prior to the expiration of the Base Term, so long as Tenant delivers to Landlord a written notice (“Termination Notice”), of its intent to exercise its Early Termination Right at least 9 months prior to the date upon which Tenant desires to terminate this Lease (“Early Termination Date”), which Termination Notice shall state the Early Termination Date. Upon receipt of the Early Termination Notice, Landlord shall notify Tenant of the unamortized portion, as calculated by Landlord, of the sum of (i) the TI Allowance, (ii) the Additional TI Allowance; and (iii) the leasing commissions paid by Landlord to The Staubach Company with respect to the Lease, all fully amortized with 10% interest over the Base Term (“Early Termination Payment”). Tenant shall pay the Early Termination Payment to Landlord within 10 business days after receipt of notice of such amount from Landlord. If Tenant timely and properly exercises the Early Termination Right and pays the Early Termination Payment, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

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43.         Sales Tax Deferral/Exemption.

(a)          Retail sales tax otherwise applicable to portions of construction of the Tenant Improvements may be eligible for deferral pursuant to RCW 82.63 (the “Sales Tax Deferral”) as a result of Tenant’s intended use of the Premises. Promptly following the execution of this Lease, Tenant shall prepare and process applications with the Washington State Department of Revenue for a deferral of state and local sales and use taxes with respect to the construction of the Tenant Improvements. Landlord shall, at no cost or expense to Landlord, cooperate with Tenant’s preparation and processing of such applications. Tenant shall notify Landlord in writing once the Sales Tax Deferral has been granted by the Department of Revenue. If the retail sales tax for any of the Tenant Improvements requested by Tenant is deferred, and if, for any reason, any part of the retail sales tax so deferred is subsequently required to be repaid, Tenant shall promptly pay the same, together with any interest, penalties, or other charges that are or become due in connection therewith, and Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses, losses, damages, liability and claims arising out of or related to any retail sales tax deferral for the Tenant Improvements. Tenant acknowledges and agrees that Landlord shall have no liability in the event that any design, construction, construction managements services and/or any other activities performed by Landlord prior to the date hereof preclude or limit Tenant’s ability to obtain the Sales Tax Deferral. Landlord hereby agrees that, to the extent Landlord realizes cost savings because of the tax deferral, Landlord shall pass the economic benefit to Tenant in the form of reduced rent payments.

(b)          Tenant shall on an annual basis report to Landlord the nature of Tenant’s use of the Premises and the extent to which such use does not qualify for the Sales Tax Deferral and complete the annual survey required by RCW 82.63.020. Tenant shall, after consultation with Landlord, be responsible for reporting any non-qualifying use to the State of Washington Department of Revenue and paying any tax (plus any interest or penalties) resulting from the non-qualifying use and shall deliver copies of the same to Landlord concurrently with its delivery of the same to the State of Washington Department of Revenue. Tenant acknowledges and agrees that, as between Landlord and Tenant, Tenant shall be solely responsible for paying for any tax resulting from any non-qualifying use.

(c)          Landlord will, at no cost or expense to Landlord, reasonably cooperate with and assist Tenant In any challenges or audits to the Sales Tax Deferral benefit. In any contest regarding the Sales Tax Deferral benefit, Tenant shall be the main contact with the Department of Revenue; provided, however, that Tenant shall promptly provide Landlord with copies of any correspondence between Tenant and the Department of Revenue and Landlord shall have the right to be present at any and all meetings or proceedings relating to any such contest. Landlord and Tenant shall promptly notify each other of any such challenges or audits that they become aware of and will promptly forward to one another any correspondence regarding any such challenge or audit. Tenant shall have the right to contest or review any proceedings regarding the Sales Tax Deferral benefit, which may be instituted either during or after the Term of this Lease. Landlord will on a timely basis execute all reasonably necessary instruments submitted by Tenant to Landlord for execution in connection with any such protest, appeal or other proceedings, provided, however, that the same are reasonably acceptable to Landlord. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at Tenant’s cost and expense upon the request of Tenant. Landlord shall not settle any appeal or other proceeding with respect to such Sales Tax Deferral without obtaining Tenant’s prior written approval in each instance (not to be unreasonably withheld, conditioned or delayed). Landlord shall not abandon any appeal without first offering to Tenant the right to prosecute such appeal at Tenant’s expense, which election Tenant shall make by written notice to Landlord within 15 days after notice by Landlord of its intent to so abandon its appeal. Tenant shall be entitled to any resulting refund obtained by reason of any such proceeding or otherwise, whether obtained during or after the expiration of the Term and whether obtained by Landlord or Tenant. Tenant shall Indemnify and hold Landlord harmless from any and all costs, expenses, losses, damages, liability and claims arising out of or related to Landlord’s compliance with the provisions of this Section 43(c), including, without limitation, as a result of the execution of any instruments provided to Landlord by Tenant for execution.

The provisions of this Section 43 shall survive the expiration or termination of this Lease.

44.         Miscellaneous.

(a)          Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

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(b)          Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)          Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 120 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, Including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord agrees to maintain the confidentiality of the financial information and other non-public information provided to Landlord by Tenant pursuant to this Section 44(c), except as may be required by applicable Legal Requirements. The provisions of this Section 44(c) shall survive the expiration or any earlier termination of this Lease.

(d)          Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record unless such filing is required to comply with applicable Legal Requirements and Tenant has provided Landlord with prior written notice thereof. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)          Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words In the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)          Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)          Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)          Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)          Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)          Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

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(k)          Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(l)          Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

SPALTUDAQ CORP.,
a Delaware corporation

By:	/s/ [illegible]
Its:	President and CEO

LANDLORD:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:	/s/ Jackie Clem
Name:	Jackie Clem
Title:	VP

[TENANT NOTARIAL ACKNOWLEDGMENT]

STATE OF Washington	)
	)	ss.
COUNTY OF KING	)

On May 24, 2007 before me, David Fanning, Pres. & CEO (here insert name and title of officer), personally appeared at 1616 Eastlake Ave E, Ste 200, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Lindsay A. Rayle	(Seal)

[LANDLORD NOTARIAL ACKNOWLEDGMENT]

STATE OF cALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On June 13, 2007 before me, Elizabeth M. Aguilera, Notary Public (here insert name and title of officer), personally appeared Jackie Clem, personally known to me (~~or proved to me on the basis of satisfactory evidence~~) to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that ~~he/~~she/~~they~~ executed the same in ~~his/~~her/~~their~~ authorized capacity~~(ies)~~, and that by ~~his/~~her~~/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Elizabeth M. Aguilera	(Seal)

Multi-Tenant Office/Laboratory	1124 Columbia Street/Spaltudaq

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

SEE ATTACHED

NORTH
SLSC 3rd Floor BOMA Plan
SCALE: 1/16" = 1'-0"
MAJOR VERTICAL PENETRATION
USABLE AREA
FLOOR COMMON AREA
BUILDING COMMON AREA

| | | | |
|---|---|---|---|
| 3rd. Flr. | PROJECT #: 505.00<br>DATE: 10.31.06<br>REF. DRAWING: | Alexandria Real Estate Equities<br>1124 Columbia BOMA Calcs | Sheldon<br>2144 Westlake Avenue North Suite 'F', Seattle, Wa 98109<br>(T) 206.625.1000 / (F) 206.625.0395 |

Multi-Tenant Office/Laboratory	1124 Columbia Street/Spaltudaq

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

SEE ATTACHED

LEGAL DESCRIPTION

PARCEL BLOCK 94

LOTS 1 THRU 8, INCLUSIVE, BLOCK 94, TERRY'S SECOND ADDITION TO THE TOWN OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE 87, IN KING COUNTY, WASHINGTON; EXCLUDING LOTS 5 AND 8;

TOGETHER WITH THE VACATED ALLEY ADJOINING SAID LOTS.

MINOR AVENUE
BOREN AVENUE
COLUMBIA STREET
94
2
3
6
7
1
4
5
8
ANNEX
FRED HUTCHINSON CANCER RESEARCH CENTER MAIN BUILDING
EKLIND HALL

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease (the “Lease”) dated as of May __, 2007 by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and SPALTUDAQ CORP., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.           General Requirements.

(a)          Tenant’s Authorized Representative. Tenant designates Russ Hawkinson and David Fanning (any such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)          Landlord’s Authorized Representative. Landlord designates Peter Moglia and Tim McBride (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)          Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2.           Tenant Improvements.

(a)          Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. Tenant shall have the right to remove the laboratory space improvements consisting of 2 benches and 1 fume hood located as of the Commencement Date in the portion of the Premises more particularly shown on Exhibit G attached hereto; provided, however, that (i) the benches and fume hood are not destroyed during the removal of the same and are delivered to a storage facility as directed by Landlord for future use, and (ii) at the expiration of the Term of the Lease, Landlord will reinstall the benches and Tenant will install the counter tops and the shelving connected to the counter tops.

(b)          Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications and a written scope of work (collectively, the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements. Not more than 5 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 5 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

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(c)          Working Drawings. Not later than 15 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)          Approval and Completion. if any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.            Performance of the Tenant Improvements.

(a)          Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant improvements upon obtaining and delivering to Landlord applicable permits (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of Insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)          Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)          Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

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(d)          Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AlA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.           Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a)          Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)          Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.           Costs.

(a)          Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed, The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall Include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b)          TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1.            a “Tenant Improvement Allowance” in the maximum amount of $117,384.00, which is included in the Base Rent set forth in the Lease; and

2.            the Additional TI Allowance, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

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Before the Rent Commencement Date, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4. Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 18 months after the Commencement Date.

(c)          Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, fixtures, personal property or other non-Building system materials or equipment, including, but not be limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements, except for Tenant’s voice and data cabling, cage washing equipment, fume hoods, autoclaves and other fixed laboratory equipment.

(d)          Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e)          Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request; provided, however, that Landlord shall not unreasonably disapprove a draw request that is consistent with the Budget and is submitted in proper form with all required supporting materials. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

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6.            Miscellaneous.

(a)          Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)          Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

SPALTUDAQ CORP., a Delaware corporation

	By:	/s/ [illegible]
	Its:	President and CEO

LANDLORD:

ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation

	By:	/s/ Jackie Clem
	Name:	Jackie Clem
	Title:	VP

1124 Columbia Street/Spaltudaq

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this _____ day of ____________, 2007, between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and SPALTUDAQ CORP., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of May 24, 2007 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is June 25, 2007, the Rent Commencement Date is August 25, 2007 and the termination date of the Base Term of the Lease shall be midnight on June 24, 2012. In case of conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

SPALTUDAQ CORP., a Delaware corporation

By:
Its:

LANDLORD:

ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation

By:
Name:
Title:

1124 Columbia Street/Spaltudaq

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this _____ day of ____________, 2007, between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and SPALTUDAQ CORP., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of _____________, __________ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is _____________, __________, the Rent Commencement Date is _____________, __________ and the termination date of the Base Term of the Lease shall be midnight on _____________, __________. In case of conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

SPALTUDAQ CORP., a Delaware corporation

By:
Its:

LANDLORD:

ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation

By:
Name:
Title:

1124 Columbia Street/Spaltudaq

EXHIBIT E TO LEASE

Rules and Regulations

1.          The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.          Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.          Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.          Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.          If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.          Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought Into the Project.

7.          Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.          Tenant shall maintain the Premises free from rodents, insects and other pests.

9.          Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.         Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.         Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.         Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

1124 Columbia Street/Spaltudaq

13.         All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.         No auction, public or private, will be permitted on the Premises or the Project.

15.         No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.         The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.         Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.         Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.         Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

1124 Columbia Street/Spaltudaq

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

1124 Columbia Street/Spaltudaq

EXHIBIT G TO LEASE

REMOVABLE IMPROVEMENTS

SEE ATTACHED

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of October 11, 2011, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and THERACLONE SCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.           Landlord and Tenant are now parties to that certain Lease Agreement dated as of May 24, 2007 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 24,346 rentable square feet (“Premises”) in a building located at 1124 Columbia Street, Seattle, Washington. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.           Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to, among other things, extend the Base Term of the Lease through June 30, 2018.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. Commencing on the date of this First Amendment, the defined term “Base Term” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Term: Beginning on the Commencement Date and ending on June 30, 2018.”

2.	Base Rent. Tenant shall continue to pay Base Rent for the Premises (including any Additional TI Allowance which is being amortized and paid for pursuant to Section 4(a) of the Lease) as provided for in the Lease through June 30, 2012. Commencing on July 1, 2012, Tenant shall pay Base Rent for the Premises in the amount of $32.00 per rentable square foot per year. Base Rent shall be increased on July 1, 2013, and on each subsequent July 1st during the Base Term (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

3.	Tenant Improvements.

(a)          Following the mutual execution and delivery of this First Amendment by the parties, Landlord shall, pursuant to the terms of the Work Letter attached to this First Amendment as Exhibit A, construct Tenant Improvements (as defined in the Work Letter ) in the Premises.

(b)          Tenant acknowledges that Landlord shall require access to the Premises after the mutual execution and delivery of this First Amendment by the parties in order to complete Landlord’s Work (as defined in the Work Letter), and Landlord acknowledges that, among other things, Tenant conducts research in the Premises that involves processes which cannot be interrupted once started. Accordingly, Landlord and Tenant agree to reasonably and in good faith cooperate with each other to develop a schedule for Landlord’s Work, which will identify when Landlord’s contractors and agents will perform work in the Premises and when any interruption to service to the Premises will occur (the “Schedule”). Except in an emergency, neither Landlord nor any contractor or agent of Landlord shall enter the Premises to perform any work without Tenant’s prior consent after not less than 48 hours advance written notice. Any amendment to or deviation from the Schedule must be approved in writing by both parties.

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(c)          Landlord and its contractors and agents shall have the right to enter the Premises to complete Landlord’s Work as provided herein, and Tenant shall cooperate with Landlord in connection with the same; provided that Landlord’s Work shall be conducted at all times in such manner so as not to interfere with Tenant’s use and occupancy of the Premises except as set forth in the Schedule or otherwise approved in advance in writing by Tenant.

4.	Right to Expand. For the avoidance of any doubt, Tenant retains its right under the Lease to expand the Premises pursuant to the terms of Section 39 of the Lease.

5.	Right to Extend Term. For the avoidance of any doubt, Tenant retains its right under the Lease to extend the term of the Lease pursuant to the terms of Section 40 of the Lease.

6.	Termination Right. Section 42 of the Lease is hereby deleted in its entirety and replaced with the following:

“42.         Termination Right. If Tenant is acquired by or merged with another company as part of a bona fide transaction and not primarily to trigger Tenant’s rights under this Section 42, Tenant shall have the right to terminate this Lease (“Early Termination Right”) any time after June 30, 2016, and prior to the expiration of the Base Term, so long as Tenant delivers to Landlord a written notice (“Termination Notice”), of its intent to exercise its Early Termination Right at least 8 months prior to the date upon which Tenant desires to terminate this Lease (“Early Termination Date”), which Termination Notice shall state the Early Termination Date. Upon receipt of the Early Termination Notice, Landlord shall notify Tenant of the sum of, as calculated by Landlord, (i) the unamortized Tenant Improvements (as defined in the Work Letter), (ii) the unamortized portion of the leasing commissions paid by Landlord to Jones Lang LaSalle with respect to this First Amendment, (iii) the unamortized value of any free rent accrued up to and through the Early Termination Date, with (i), (ii) and (iii) all fully amortized with 8% interest over the Base Term, plus (iv) 6 months of Base Rent that would otherwise have been due following the Early Termination Date had Tenant not exercised the Early Termination Right (collectively, the “Early Termination Payment”). Tenant shall pay the Early Termination Payment to Landlord within 10 business days after receipt of notice of such amount from Landlord. If Tenant timely and properly exercises the Early Termination Right and pays the Early Termination Payment, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease. If Tenant fails to comply with the notice or payment provisions of this Section 42, Tenant shall, at Landlord’s option, be deemed to have forfeited Tenant’s Early Termination Right.”

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Jones Lang LaSalle, who represented Tenant in this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this First Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

8.	Notification of Asbestos.

(a)          Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Building in the location identified in Exhibit B.

15

(b)          Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 8 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

____________
Tenant’s Initials

(c)          Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Building, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord the right to enter the Premises, to determine whether any ACMs or PACMs will be disturbed in connection with such activities; provided that Landlord shall schedule such entry with Tenant at least 48 hours in advance. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Building in the locations identified in Exhibit C prior to the commencement of such activities. Nothing in this Section 8 shall be deemed to expand Tenant’s rights under the Lease or this Consent or otherwise to conduct, authorize or permit any such activities.

(i)          Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii)         Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii)        Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

9.	Miscellaneous.

(a)          This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)          This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)          This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

16

(d)          Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

17

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

	By:	/s/ Jackie Clem
	Its:	VP Real Estate Legal Affairs

TENANT:	THERACLONE SCIENCES, INC.,
a Delaware corporation

	By:	/s/ [illegible]
	Its:	CFO

18

EXHIBIT A

Work Letter

THIS WORK LETTER dated October 11, 2011 (this “Work Letter”) is made and entered into by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), THERACLONE SCIENCES, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of May 24, 2007, as amended by that certain First Amendment to Lease dated as of October 11, 2011 (“First Amendment”)(as amended, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.         General Requirements.

(a)          Tenant’s Authorized Representative. Tenant designates Russ Hawkinson and Tenant’s project manager, to be identified in writing to Landlord by Tenant (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)          Landlord’s Authorized Representative. Landlord designates Gary Carlson and Tim McBride (either such individual acting, alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)          Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) SABA Architects shall be the architect (the “TI Architect”) for the Tenant Improvements.

2.         Tenant Improvements.

(a)          Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean the improvements, which shall be of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)          Tenant’s Space Plan. Landlord and Tenant acknowledge and agree that the plan dated July 14, 2011, prepared by the TI Architect attached to this Work Letter as Exhibit 1 (the “Space Plan”) has been approved by both Landlord and Tenant.

A-1

(c)          Tenant Improvement Budget. Landlord and Tenant agree to reasonably and in good faith cooperate with each other to develop a budget setting forth costs and expenses incurred or estimated to be incurred in completing the Tenant Improvements, including contingency reserves (the “Budget”), which shall contain a detailed estimate, by category, of (i) all indirect costs, such as engineering and architect’s fees and other costs, and (ii) all direct construction costs required to complete the Tenant Improvements, such as construction labor, materials and supplies, and other costs. In developing the Budget, the parties agree to start with the Mid-Range Concept Budget set forth in the Executive Summary prepared by BNBuilders dated July 15, 2011.

(d)          Changes in Space Plan. Landlord and Tenant acknowledge and agree that any changes to the Space Plan requested by Tenant shall constitute a Change Request the cost of which changes shall be paid for by Tenant if the cost of all Change Requests requested by Tenant cause the cost of Landlord’s .Work to exceed the amount set forth in the Budget (including contingencies).

(e)          Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plan. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Teriaqs requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 5 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is substantially in accordance with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 5 days after receipt, notify Tenant how Landlord proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(f), hereof. Provided that the design reflected in the TI Construction Drawings is substantially in accordance with the Space Plan, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(f)          Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided that (i) Tenant acts reasonably and such final decision is a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) all costs and expenses resulting from any such decision by Tenant that exceed the Budget shall be payable by Tenant, and (iii) Tenant’s decision will not affect the structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 below.

3.         Performance of Landlord’s Work.

(a)          Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements.

(b)          Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements in accordance with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable by Landlord. Tenant shall assist Landlord in obtaining the TI Permit, at Landlord’s expense. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder in any material respect, (ii) increase the cost of constructing Landlord’s Work beyond the amount set forth in the Budget (including contingencies), or (iii) will delay the construction of Landlord’s Work beyond the time set forth in the Schedule, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

A-2

(c)          Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Construction Drawings and the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any Change Request by Tenant; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work; provided that Tenant shall not be required to pay for any Minor Variations other than Change Requests, as set forth herein, and such Minor Variations do not materially affect Tenant’s ability to use and occupy the Premises as contemplated in the Space Plan.

(d)          Selection of Materials. Where more than one type of material or structure is specified on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under the TI Construction Drawings approved by Landlord and Tenant, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e)          Acceptance of Landlord’s Work. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept Landlord’s Work. Tenant’s acceptance of Landlord’s Work shall not constitute a waiver of: (i) any warranty with respect to workmanship or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction. Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. Thereafter, Landlord shall, however, be required use reasonable and diligent efforts to cause the Construction Defect to be remedied within a reasonable period of time.

(f)          Warranties. Tenant shall be entitled to receive the benefit of all construction warranties relating to the Tenant Improvements and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant.

(g)          Punch List Items. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

4.         Changes. Any changes requested by Tenant to the Tenant Improvements after approval of the TI Construction Drawings and the Budget by Landlord and Tenant shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

A-3

(a)          Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid by Tenant to the extent the analysis is authorized by Tenant and the costs are actually incurred by Landlord, whether or not such Change Request is implemented). Tenant shall notify Landlord within 2 business days after receipt of Landlord’s estimate whether Tenant desires to have Landlord proceed with analysis of the Change Request. If Tenant notifies Landlord to proceed, Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the notification to proceed (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings in relation to the Budget, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be a delay caused by Tenant.

(b)          Implementation of Changes. If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any; Landlord shall cause the approved Change to be instituted. Tenant shall be billed for actual Excess TI Costs by Landlord upon Landlord’s receipt of invoices(s), and Tenant shall be required to pay the applicable Excess TI Costs to Landlord within 3 business days after receipt of such invoices (along with reasonable back-up information to support the same). Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of delay caused by Tenant in connection with such Change shall be final and binding on Landlord and Tenant.

5.         Costs.

(a)          TI Costs. Landlord shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Construction Drawings and the Space Plan and Landlord’s out-of-pocket expenses (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Costs shall not include the purchase of any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(b)          Excess TI Costs. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have no responsibility for any costs arising from or related to Tenant’s changes to the TI Construction Drawings, delays caused by Tenant, the cost of Changes and Change Requests if the net effect is to increase the cost of the Tenant Improvements over the amount in the Budget, including contingencies (collectively, “Excess TI Costs”). Tenant shall pay for such Excess TI Costs as provided for in Section 4(b) above. If Tenant fails to pay any Excess TI Costs to Landlord as and when due under Section 4(b), Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.

(c)          Tenant’s Access Rights. Landlord and Tenant acknowledge that prior to the date of this Work Letter, Tenant has occupied the Premises pursuant to the terms of the Lease. Subject to applicable Legal Requirements, Tenant shall have the right to continue to occupy those portions of the Premises which are not subject to the construction of the Tenant Improvements, at Tenant’s sole risk and expense, during the construction of the Tenant Improvements, provided that Landlord and its contractors and agents shall comply with Section 3 of the First Amendment and shall use reasonable efforts to construct the Tenant Improvements in such manner so as not to unreasonably interfere with Tenant’s access to or operations on the portions of the Premises so occupied by Tenant. Tenant shall cooperate with Landlord in connection with the performance of the Tenant Improvements. Tenant acknowledges that the Tenant Improvements may adversely affect Tenant’s use and occupancy of the Premises during the construction of the Tenant improvements.

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(d)          No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the portions of the Premises subject to construction of the Tenant Improvements from time to time until Substantial Completion of Landlord’s Work.

6.         Miscellaneous.

(a)          Consents. Whenever consent or approval of either party is required under. this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)          Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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Exhibit 1 to Work Letter

Space Plan

SABA architects

1 FLOOR-3 PROPOSED SPACE PLAN
SCALE 1/16" = 1'-0"

OWNER REVISIONS
14 JULY 2011

THERACLONE REVIEW
17 JUNE 2011

THERACLONE

# 1124 COLUMBIA FLOOR-3 SPACE PLAN

FLOOR-3 PROPOSED SPACE PLAN

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EXHIBIT B

Asbestos Disclosure

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

1124 Columbia Street, Seattle, Washington

This notification provides certain information about asbestos within or about the Building. Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

Asbestos surveys of the Building have determined that ACMs and/or materials that might contain ACMs, referred to as presumed asbestos-containing materials or PACMs, are present within or about the Building at several locations. The surveys found ACMs and/or PACMs of the types, in the amounts and at the locations indicated in Table 1 attached hereto. ACMs located in the Building include two types of floor tiles and the mastic beneath such tiles. Roofing materials were not sampled, and are considered to be PACMs

Because ACMs and PACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure and consequently minimize the accumulation of asbestos fibers, reduces the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at our office located at 1616 Eastlake Avenue East, Suite 100, Seattle, Washington 98102.

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TABLE 1
RESULTS OF ASBESTOS SURVEY
1124 COLUMBIA STREET
SEATTLE, WASHINGTON

SAMPLE NUMBER	MATERIAL DESCRIPTION	MATERIAL LOCATION	MATERIAL CONDITION	ANALYTICAL RESULT	ESTIMATED QUANTITY
1 to 3	12” off-white floor tile and mastic	Basement, south-center and southeast hallway areas	Good to fair	Tile – Trace (<1%) Mastic – 3%	500 SF
4 to 6	2’ x 2’ ceiling tile	Basement, hallways	Good	ND	N/A
7 to 9	Pipe insulation	Basement mechanical room	Good to poor	ND	N/A
10 to 12	Tan vinyl sheet flooring	Basement, rooms 28A and 29	Good	ND	N/A
13 to 19	Drywall/joint compound	Basement, throughout walls; 5th floor, southwest rooms walls and ceilings; 6th and 7th floors, throughout walls and restroom ceilings	Good	Trace (<1%)	N/A
20 to 22	2’ x 2’ ceiling tile	6th and 7th floors, throughout hallways, offices, and portions of laboratories	Good	ND	N/A
23 to 25	Cove base and mastic	Basement, 5th, 6th and 7th floors, base of walls	Good to fair	ND	N/A
26 to 28	12” off-white floor tile and mastic	6th and 7th floors, throughout hallways, restrooms, southern stairwell landings, and majority of laboratories (see Figures 1A and 2A for locations)	Good	Tile – Trace (<1%) Mastic – 3%	30,000 SF
N/A	Roofing materials	Throughout roof	Unknown	Assumed[1]	17,000 SF

ND – not detected                   N/A – not applicable                   SF – square feet

1 – Roofing materials were not sampled and are assumed to contain asbestos.

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SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of October 12, 2011, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (“Landlord”), and THERACLONE SCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.           Landlord and Tenant are now parties to that certain Lease Agreement dated as of May 24, 2007, as amended by that certain First Amendment to Lease dated October 11, 2011 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 24,346 rentable square feet (“Premises”) in a building located at 1124 Columbia Street, Seattle, Washington. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.           Landlord and Tenant’ desire, subject to the terms and conditions set forth herein, to amend the Lease to, among other things, provide for certain abated Base Rent during the Base Term of the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.         Base Rent. Tenant shall not be required to pay monthly Base Rent for the Premises during the following periods (the “Base Rent Abatement Period”):

Months Abated	Total Months
January 2012 – June 2012	6 months
January 2013 – March 2013	3 months
January 2014 – February 2014	2 months
January 2015 – February 2015	2 months
January 2016 – February 2016	2 months
Total	15 months

Prior to and after the Base Rent Abatement Period, Tenant shall be required to pay monthly Base Rent as provided for in the Lease. Notwithstanding the foregoing, if a Default exists during any Base Rent Abatement Period, Tenant shall not have the right to abate Base Rent during the applicable Base Rent Abatement Period.

2.         Confidentiality. Tenant hereby agrees that, except as otherwise provided herein, (i) Tenant shall hold the Confidential Information (as defined below) in strict confidence, and (ii) Tenant shall not disclose the Confidential Information to any third party, except as authorized in writing by Landlord or as required by Legal Requirements. Tenant shall use the same degree of care to prevent the misuse of the Confidential Information as Tenant uses with respect to its own proprietary information, but in no event less than reasonable care. Tenant shall immediately notify Landlord in the event of any unauthorized disclosure of Confidential Information. “Confidential Information” shall mean all of the terms, covenants, conditions or agreements set forth in this Second Amendment.

3.         Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any, named in this Second Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

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4.         Miscellaneous.

(a)          This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)          This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)          This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(d)          Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

	By:	/s/ Jackie Clem
	Its:	VP Real Estate Legal Affairs

TENANT:	THERACLONE SCIENCES, INC.,
a Delaware corporation

	By:	/s/ [illegible]
	Its:	CFO

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